EXHIBIT 10.3

FORM OF
PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT
Granted by
UNIVEST FINANCIAL CORPORATION
under the
UNIVEST FINANCIAL CORPORATION 2023 EQUITY INCENTIVE PLAN

This performance-based restricted stock unit agreement (“Restricted Stock Unit Award” or “Agreement”) is and will be subject in every respect to the provisions of the Univest Financial Corporation 2023 Equity Incentive Plan (the “Plan”), which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement.  A copy of the Plan and related prospectus have been provided or made available to each person granted a Restricted Stock Unit Award under the Plan.  The holder of this Restricted Stock Unit Award (the “Participant”) hereby accepts this Restricted Stock Unit Award, subject to all the terms and provisions of the Plan and this Agreement and agrees that all decisions under and interpretations of the Plan and this Agreement by the Board of Directors of Univest Financial Corporation (the “Company”) or the Compensation Committee of the Board of Directors of the Company (the “Committee”) will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns.  Except where the context otherwise requires, the term “Company” includes the parent and all present and future subsidiaries of the Company as described in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).  Capitalized terms used herein but not defined will have the same meaning as in the Plan.

1.	Name of Participant:______________________________________________________

2.	Date of Grant: _________, 20___.

3.	Total number of shares of Company common stock, $5.00 par value per share, that may be acquired pursuant to this Award:____________ (subject to adjustment pursuant to Section 8 hereof).
4.	Vesting Schedule. Except as otherwise provided in this Agreement, this Restricted Stock Award first becomes earned and will be settled in Stock in accordance with the following vesting schedule:

As set forth in Section 9 of this Agreement, vesting will automatically accelerate pursuant to Sections 2.5, 2.7 and 4.1 of the Plan in the event of death, Disability or Involuntary Termination of Service at or following a Change in Control.

5.
Settlement of Restricted Stock Unit Award.  On or as soon as practicable after the vesting of any Restricted Stock Units, the Company shall promptly deliver to the Participant either electronically through book-entry at the Corporation’s transfer agent or physically one or more certificates representing  whole shares of Common Stock (one share of common stock for each Restricted Stock Unit); provided, however, the Company shall not be liable to the Participant, the Participant’s personal representative or the Participant’s successor(s)-in-interest for damages relating to any delays in issuing the certificates, any loss of the certificates or any mistakes or errors in the issuance of the certificate or in the certificates themselves.

6.	Terms and Conditions.
6.1	The Participant will not have the right to vote the shares of Stock underlying this Award until this the units become vested and are settled in Stock.
6.2
Dividend Equivalent Rights attributable to Restricted Stock Units will be credited to a Participant’s account and shall be distributed in cash upon settlement of the Restricted Stock Units.  Dividend Equivalent Rights will not earn interest and if the Restricted Stock Unit is forfeited for any reason, the Participant will have no right to the Dividend Equivalent Rights.   Upon settlement of the vested Restricted Stock Units in shares of Stock, the Participant will obtain full dividend, voting and other rights as a shareholder of the Company.  Any beneficiary, heir or legatee of the Participant shall receive the rights herein granted with respect to any vested Restricted Stock Units, subject to the terms and conditions of this Agreement and the Plan.  Any transferee of such rights shares shall agree in writing to be bound by the terms and conditions of this Agreement.

7.
Delivery of Shares.  Delivery of shares of Stock under this Restricted Stock Unit Award will comply with all applicable laws (including the requirements of the Securities Act of 1933, as amended), and the applicable requirements of any securities exchange or similar entity.

8.
Adjustment Provisions.  The number of unvested shares of Stock subject to this Restricted Stock Unit Award, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of, Section 3.4 of the Plan.

9.	Effect of Termination of Service on Restricted Stock Unit Award. Upon the Participant’s Termination of Service, this units subject to this Restricted Stock Unit Award will vest as follows

9.1
Death.  In the event of the Participant’s Termination of Service by reason of death, unvested units will immediately vest pro-rata, by multiplying (i) the number of Awards that would be obtained based on achievement at target (or if actual achievement of the performance measures is greater than the target level, at the actual achievement level) as of the date of death, by (ii) a fraction, the numerator of which is the number of whole months the Participant was in Service during the performance period and the denominator of which is the number of months in the performance period.

9.2
Disability.  In the event of the Participant’s Termination of Service by reason of Disability, any unvested units will immediately vest pro-rata, by multiplying (i) the number of Awards that would be obtained based on achievement at target (or if actual achievement of the performance measures is greater than the target level, at the actual achievement level) as of the date of death, by (ii) a fraction, the numerator of which is the number of whole months the Participant was in Service during the performance period and the denominator of which is the number of months in the performance period.

9.3
Change in Control.  In the event of the Participant’s Involuntary Termination of Service at or following a Change in Control, any unvested units will immediately vest based on the greater of the target level of performance or actual performance measured as of the most recent completed fiscal quarter.

9.4
Retirement.  [In the case of a non-employee Director, in the event of the Participant’s Termination of Service by reason of Retirement, then that portion of the Award (calculated on a pro-rata basis based upon the period between the date of this Agreement and the date of Retirement, divided by the original vesting period provided in this Agreement) multiplied by the actual performance achievement rate will vest on the original vest date and will be settled shares of Stock.  For purposes of this Agreement, “Retirement” shall mean the date of the latter to occur of (i) the first day of the month following the Participant’s seventy-second birthday or (ii) the date that the Participant actually retires as a Director.] [In the case of an Employee, any unvested units will expire and be forfeited as of the date of the Termination of Service on account of the Participant’s Retirement.]

9.5	Termination for Cause. In the event of the Participant’s Termination of Service for Cause, any unvested units will expire and be forfeited as of the date of the Termination of Service.
9.6
Other Termination.  In the event of the Participant’s Termination of Service for any reason other than due to death, Disability, Retirement, or an Involuntary Termination of Service at or following a Change in Control, any unvested units will expire and be forfeited as of the date of the Termination of Service.

10. Miscellaneous.

10.1
This Restricted Stock Unit Award will not confer upon the Participant any rights as a stockholder of the Company with respect to the shares underlying the Award prior to the date on which the individual fulfills all conditions for receipt of such rights.

10.2	Except as otherwise provided for in the Plan, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.

10.3	This Restricted Stock Unit Award is not transferable except as provided for in the Plan.
10.4	This Restricted Stock Unit Award will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.
10.5
Nothing in this Agreement will interfere with or limit in any way the right of the Company or any Affiliate to terminate the employment or service of the Participant at any time, nor confer upon the Participant any right to continue in the employ or service of the Company or any Affiliate.

10.6	This Restricted Stock Unit Award is subject to forfeiture in accordance with the provisions of Section 7.16 of the Plan or as otherwise adopted by the Company.
10.7	This Restricted Stock Unit Award is subject to any required federal, state and local tax withholding, which may be effected in the manner or manners permitted by the Company.
10.8	In the event of a conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.
10.9
This Restricted Stock Unit Award is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Company will not be obligated to issue any shares of Stock hereunder if the issuance of such shares would constitute a violation of any such law, regulation or order or any provision.

10.10
The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying shares.  The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.

10.11	This Award Agreement shall be binding upon any successor of the Company, in accordance with the terms of this Agreement and the Plan.
[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and on its behalf as of the date of grant of this Performance-Based Restricted Stock Unit Award set forth above.
UNIVEST FINANCIAL CORPORATION
 ____________________________________
Name:_______________________________
Title: ________________________________

PARTICIPANT’S ACCEPTANCE
The undersigned hereby accepts the foregoing Performance-Based Restricted Stock Unit Award and agrees to the terms and conditions hereof, including the terms and provisions of the Univest Financial Corporation 2023 Equity Incentive Plan.  The undersigned hereby acknowledges receipt of a copy of the Company’s Univest Financial Corporation 2023 Equity Incentive Plan and related prospectus.
PARTICIPANT

 ____________________________________
Name:_______________________________

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